UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2023

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

“Esentai Tower” BC, Floor 7, 77/7 Al Farabi Ave., Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, on October 17, 2022, Freedom Holding Corp. (the “Company”) entered into an agreement (the “Purchase and Sale Agreement”) with Maxim Povalishin for the sale of 100% of the share capital of its Russian subsidiary, Investment Company Freedom Finance LLC (“Freedom RU”), together with Freedom RU’s subsidiary, FFIN Bank LLC (such companies together the “Russian Subsidiaries”). Maxim Povalishin, the purchaser, was the Deputy General Director and a member of the Board of Directors of Freedom RU. The purchase price for the Russian Subsidiaries was US$140 million, comprised of the assignment to the purchaser of a liability of the Company to Freedom RU in the amount of approximately US$88.5 million and cash in an amount of US$51.5 million. The purchase and sale transaction (the “Transaction”) was subject to the approval of the Central Bank of the Russian Federation. Approval of the Transaction by the Central Bank of the Russian Federation was received on February 10, 2023, and the Transaction was completed on February 27, 2023.

The foregoing description of the Purchase and Sale Agreement and the Transaction does not purport to be a complete statement of the parties’ rights and obligations under the Purchase and Sale Agreement and the Transaction or a complete explanation of the material terms thereof. The foregoing description is subject to and qualified in its entirety by reference to the complete text of the Purchase and Sale Agreement, which was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended on September 30, 2022, filed by the Company on November 14, 2022, and which is incorporated herein by reference.

Item 8.01 Other Events.

On February 27, 2023, the Company issued a press release regarding the completion of the Transaction. The press release issued on February 27, 2023 described the purchase price as being cash in an amount of approximately US$33 million and the assignment of a liability in the amount of approximately US$107 million, which figures were based on exchange rates applicable on the signing date instead of the closing date. The press release has been amended to state that the actual amounts paid at closing were cash in an amount of US$51.5 million and the assignment of a liability in the amount of approximately US$88.5 million, which amounts were determined based on exchange rates applicable on the closing date. A copy of the amended press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 8.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 8.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, including with respect to the Company’s plans to restate its previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2022. All forward-looking statements are subject to uncertainty and changes in circumstances. In some cases, forward-looking statements can be identified by terminology such as “expect,” “new,” “plan,” “seek,” and “will,” or the negative of such terms or other comparable terminology used in connection with any discussion of future plans, actions and events. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, and regulatory risks and factors identified in the Company's periodic and current reports filed with the U.S. Securities and Exchange Commission.  All forward-looking statements are made only as of the date of this report and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

No pro forma financial statements reflecting the impact of the disposition of the Russian Subsidiaries are provided in this Current Report on Form 8-K. As previously reported, the Company is in the process of preparing a restatement of its previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2022. The Company intends to amend this Current Report on Form 8-K to include pro forma financial information related to the disposition of the Russian Subsidiaries after such restated report has been completed.

(d)    Exhibits

Exhibit No.	Description
99.1	News release dated February 27, 2023 (as amended)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: March 3, 2023	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer

4